UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 16, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of USA Technologies, Inc. to be held at 10:00 a.m., on June 13, 2011, at The Merion Cricket Club, 325 Montgomery Avenue, Haverford, Pennsylvania 19041. This Proxy Statement contains information about our Company and the three proposals to be voted upon by shareholders at the meeting. Please give this information your careful attention.

In connection with the Annual Meeting, enclosed herewith is the Proxy Statement and proxy. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to authorize your proxy as soon as possible. You may vote your proxy on the Internet or by telephone, or you may also vote by mail by completing, dating, and signing the enclosed proxy and returning it in the enclosed, postage paid envelope furnished for that purpose. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Following the consideration of the proposals by the shareholders, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

I look forward to seeing you at the Annual Meeting.  In the meantime, please feel free to contact me with any questions you may have.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chairman and Chief Executive Officer

USA TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 13, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), will be held at 10:00 a.m., on June 13, 2011, at The Merion Cricket Club, 325 Montgomery Avenue, Haverford, Pennsylvania 19041, for the following purposes:

1. The election of three Class I Directors to serve until the 2012 Annual Meeting of Shareholders;

2. To act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2011;

3. To act upon a proposal to approve the USA Technologies, Inc. 2011 Stock Incentive Plan; and

4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors has fixed the close of business on April 14, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the Internet or telephone or by completing and returning by mail the enclosed proxy card. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you want to, as your proxy is revocable at your option.

We have enclosed a copy of the Company’s Report on Form 10-K for the 2010 fiscal year with this notice and proxy statement.

By Order of the Board of Directors,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2011
The proxy statement, form of proxy card, and annual report on Form 10-K of USA Technologies, Inc. are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591

USA TECHNOLOGIES, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
June 13, 2011

GENERAL INFORMATION

These materials are intended to solicit proxies on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), for use at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m., on June 13, 2011, at The Merion Cricket Club, 325 Montgomery Avenue, Haverford, Pennsylvania 19041.

The Company’s principal executive offices are located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355.

PROXY STATEMENT QUESTIONS AND ANSWERS

Why have I been furnished with this proxy statement?

This Proxy Statement was first mailed to shareholders on or about May 16, 2011. You have been furnished with this proxy statement because you owned shares of Common Stock, no par value (“Common Stock”), or Series A Convertible Preferred Stock, no par value (“Series A Preferred Stock”), of the Company at the close of business on April 14, 2011, the record date for the Annual Meeting. Our Board of Directors has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies on behalf of the Company for use at our Annual Meeting.

What if I have questions?

If you have questions, please write them down and send them to the Secretary at the Company’s principal executive office at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, or call the Company’s Investor Relations Department at (610)989-0340.

What will I be voting on?

You will be voting on:

1.	The election of Steven D. Barnhart, Jack E. Price and Peter A. Michel to serve as Class I Directors until the 2012 Annual Meeting of Shareholders;

2.	A proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2011;

3.	A proposal to approve the USA Technologies, Inc. 2011 Stock Incentive Plan; and

4.	Such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Could other matters be voted on at the Annual Meeting?

As of May 16, 2011, the items listed in 1 through 3 in the preceding question are the only matters which the Board intends to present at the Annual Meeting. If any other matters are properly presented for action, the persons named in the form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of the Company.

How does the Board recommend I vote on the proposals?

The Board recommends a vote for each of the director nominees identified in Item 1, and for Items 2 and 3.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

The Merion Cricket Club, where the Annual Meeting will be held, is located at 325 Montgomery Avenue, Haverford, Pennsylvania 19041. You may obtain directions to the venue by contacting The Merion Cricket Club at (610)642-5800 or by accessing their website at www.merioncricket.com and clicking on the “Maps and Directions” link.

Who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by the Company.  Such solicitation may also be made on behalf of the Company by the Company’s Directors, officers or employees in person or by telephone, facsimile transmission or telegram. Employees, officers or Directors will not receive any additional compensation for these solicitation activities.

Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended June 30, 2010?

You may access an electronic copy of the Proxy Statement, form of proxy card, and the Annual Report on Form 10-K for the year ended June 30, 2010 at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591.

Who is entitled to vote at or attend the Annual Meeting?

Only holders of Common Stock or Series A Preferred Stock of record at the close of business on April 14, 2011 will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one-hundredth of a vote on all matters to come before the Annual Meeting. On April 14, 2011, the record date for the Annual Meeting, the Company had issued and outstanding 31,452,108 shares of Common Stock and  445,063 shares of Series A Preferred Stock.

Shareholders of Record.  If, on the record date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. In order to be admitted to the Annual Meeting, you must present photo identification. In addition, your name will be verified against the list of shareholders as of the record date. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

Beneficial Owners.  If, on the record date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the Annual Meeting. If you want to attend the Annual Meeting, you must provide proof of beneficial ownership as of the record date, such as your account statement reflecting ownership as of the record date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

How do I vote my shares?

You may vote either in person at the Annual Meeting or by proxy.

-- At the Annual Meeting.  Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Annual Meeting.

-- To vote by proxy, you must select one of the following options:

1.	Vote on the Internet:

●	Access www.voteproxy.com.

●	Have the proxy card in hand.

●	Follow the instructions provided on the site.

●	Submit the electronic proxy before the required deadline (11:59 p.m. Eastern Time on June 12, 2011).

●	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

2.	Vote by Telephone:

●	Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries, from any touch-tone telephone.

●	Have the proxy card in hand.

●	Follow the instructions provided by the recorded message.

●	Transmit the telephone proxy before the required deadline (11:59 p.m. Eastern Time on June 12, 2011).

●	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

3.	Complete the enclosed proxy card:

●	Complete all of the required information on the proxy card.

●	Date and sign the proxy card.

●	Return the proxy card in the postage-paid envelope provided as soon as possible.

●	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

If you vote in a timely manner by the Internet or telephone, you do not have to return the proxy card for your vote to count. The Internet and telephone voting procedures appear in the enclosed proxy card. You may also log on or call the toll-free telephone number to change your vote.

Can I change my vote or revoke my proxy?

Yes. Whether you vote by Internet, or by telephone, or submit a proxy card with your voting instructions, you may revoke or change your vote by:

●	casting a new vote on the Internet or telephone,

●	submitting another written proxy with a later date,

●	sending a written notice of the change in your voting instructions to the Secretary of the Company if received the day before the Annual Meeting,

●	if you are a beneficial owner, by following the instructions sent to you by your broker, bank or other agent, or

●	revoking the grant of a previously submitted proxy and voting in person at the Annual Meeting. Please note that your attendance at the Annual Meeting itself will not revoke a proxy.

How are votes counted?

Shares of Common Stock or Series A Preferred Stock represented by properly executed proxy cards, or voted by proxy by the Internet or telephone, and received in time for the Annual Meeting will be voted in accordance with the instructions specified in the proxies. Any proxy not specifying to the contrary will be voted in favor of the adoption of the two proposals referred to in the Notice of Annual Meeting and for the three nominees for Class I Director listed in Item 1 below. If you grant a proxy, either of the officers named as proxy holders, George R. Jensen, Jr., and Stephen P. Herbert, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

The inspector of elections designated by the Company will use procedures consistent with Pennsylvania law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What are the securities entitled to vote at the Annual Meeting?

Each share of Common Stock issued and outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. Each share of Series A Preferred Stock issued and outstanding on the record date is entitled to one-hundredth of a vote on each matter presented at the Annual Meeting. As of the record date,  31,452,108 shares of Common Stock were issued and outstanding and  445,063 shares of Series A Preferred Stock were issued and outstanding.

What is a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a particular matter by the shareholders at the Annual Meeting is necessary to constitute a quorum for purposes of consideration and action on the matter. Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. Broker non-votes will be counted as present for purposes of determining the existence of a quorum.  The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class.  If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

How is each proposal to be adopted at the Annual Meeting?

If a quorum is present, the votes required for the three proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

- Item 1: The three nominees for Class I Directors receiving the highest number of votes will be elected Class I directors. Broker non-votes will not have any effect on the election of directors.

- Item 2: The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to approve the ratification of the selection of our independent auditors. Abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the outcome of this proposal.

- Item 3:  The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to approve the 2011 Stock Incentive Plan. Abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the outcome of this proposal.

What is a broker non-vote?

Brokers who hold shares of stock in street name for customers and who indicate on a proxy that the broker does not have discretionary authority to vote those shares as to a particular matter are referred to as broker non-votes. Broker non-votes will have no effect in determining whether a proposal will be adopted at the Annual Meeting although they would be counted as present for purposes of determining the existence of a quorum.

When are the votes due?

Proxies submitted by shareholders by Internet or telephone will be counted in the vote only if they are received by 11:59 p.m. Eastern Time on June 12, 2011. Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting only if we receive your proxy card by 9:00 a.m. Eastern Time on June 13, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of April 14, 2011, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, the other employees named in the Summary Compensation Table set forth below, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

Name and Address of	Number of Shares		Percent of
Beneficial Owner(1)	of Common Stock (2)		Class

George R. Jensen, Jr. 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	350,037	(3)	1.11%

Stephen P. Herbert 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	270,133	(4)	*

David M. DeMedio 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	90,660	(5)	*

Douglas M. Lurio 2005 Market Street, Suite 3320 Philadelphia, Pennsylvania 19103	32,778	(6)	*

Joel Brooks 303 George Street, Suite 140 New Brunswick, New Jersey 08901	0		*

Steven D. Barnhart 1143 N. Sheridan Road Lake Forest, IL 60045	97,614	(7)	*

Jack E. Price 12942 NE 24th Street Bellevue, WA 98005	0		*

Bradley M. Tirpak 50 Orchard Street, Apt #5 New York, New York 10002	134,140	(8)	*

Peter A. Michel 1109 Gatewood Drive Alexandria, VA 22307	0		*

Cary Sagady 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	3,050		*

Bruce Shirey 480 Casper Drive Hemet, CA 92545	0	(9)	*

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	3,399,900	(10)	10.26%

Downsview Capital, Inc. 3100 Dundee Road, Suite 703 Northbrook, Illinois 60062	1,890,073	(11)	5.98%

All Directors and Executive Officers As a Group (9 persons)	975,362		3.09%

*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Series A Preferred Stock, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of April 14, 2011, are deemed to be beneficially owned for purposes hereof.

(2) The percentage of common stock beneficially owned is based on  31,452,108 shares outstanding as of April 14, 2011.

(3) Includes 2,000 shares of common stock beneficially owned by his spouse, 35,429 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership, 75,000 shares underlying vested stock options, 350 shares underlying preferred stock and 15,000 shares underlying common stock warrants.

(4) Includes 31,010 shares of common stock beneficially owned by his child and 27,440 shares of common stock beneficially owned by his spouse. Includes 18,000 shares underlying vested stock options.

(5) Includes 7,000 shares underlying vested stock options.

(6) Includes 12,000 shares underlying vested stock options and 6,874 underlying common stock warrants.

(7) Includes 32,538 shares underlying common stock warrants.

(8) Includes 10 shares underlying preferred stock.

(9) Employment as VP ePort Connect Services commenced on August 14, 2007 and was terminated on June 4, 2010.

(10) Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on May 11, 2011, reflecting the beneficial ownership of our common stock by Wellington Management Company, LLP, which has shared voting authority over 2,381,800 shares and shared dispositive power over 3,399,900 shares. Includes 1,674,900 shares underlying warrants.

(11) Includes 165,073 shares underlying warrants. Based upon a Schedule 13G filed with the Securities and Exchange Commission on March 24, 2011, Downsview Capital, Inc. (“Downsview”) and Mitchell P. Kopin each has shared voting and dispositive power over 1,890,073 shares, and Cranshire Capital, L.P. (“Cranshire”), a limited partnership of which Downsview is the general partner, has shared voting and dispositive power over 1,744,725 of such shares. The address of Mr. Kopin and Cranshire is as indicated in the table.

Series A Preferred Stock

Other than the 35,000 shares of preferred stock owned by Mr. Jensen and the 1,000 shares of preferred stock owned by Mr. Tirpak, there were no shares of preferred stock that were beneficially owned as of April 14, 2011 by the Company’s directors, executive officers, or the other employees named in the Summary Compensation Table set forth below.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of three classes of Directors – Class I, Class II and Class III. The term of our current Class I Directors expires at the Annual Meeting, and the term of our current Class II and Class III Directors expires at the 2012 Annual Meeting of Shareholders. Therefore, at the Annual Meeting, the shareholders are electing three Class I Directors, and the Class II and Class III Directors are not up for election and shall continue in office. At our 2012 Annual Meeting of Shareholders, our board will become declassified, and all of the directors of the Company shall stand for election as one class, and the composition of the board shall consist of only one class of directors and upon election, all directors shall serve for one year terms.

ITEM 1
ELECTION OF CLASS I DIRECTORS

The Board of Directors has nominated, and recommends the election of, the three persons listed below to serve as Class I Directors of the Company. Each of these nominees is currently serving as a Class I Director. The following information is furnished with respect to each nominee for election as a Class I Director:

Name	Age	Position(s) Held
Steven D. Barnhart (1)	49	Director
Jack E. Price (2)	65	Director
Peter A. Michel (3)	68	Director

(1) Member of Audit Committee, Compensation Committee and Nominating Committee
(2) Member of Compensation Committee and Nominating Committee
(3) Member of Audit Committee and Compensation Committee

Each Class I Director to be elected at the Annual Meeting will hold office until the 2012 Annual Meeting of Shareholders, and until his successor has been elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill any vacancy by a vote of a majority of the directors then in office. A director appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor.

Steven D. Barnhart was appointed to the Board of Directors in October 2009. Mr. Barnhart is Chairman of our Nominating Committee and a member of our Audit and Compensation Committees. Since January 2010, Mr. Barnhart has been Senior Vice President and Chief Financial Officer of Bally Total Fitness. Mr. Barnhart was Chief Executive Officer and President of Orbitz Worldwide from 2007 to January 2009, after holding other executive positions since 2003, when he joined the company. Prior to Orbitz Worldwide, he worked for PepsiCo and the Pepsi Bottling Group from 1990 to 2003, where he was Finance Director for the Southeast Business Unit of the Pepsi Bottling Group, and also held other regional and strategic positions for PepsiCo and Frito-Lay. Mr. Barnhart received a Bachelor of Science degree in Economics in 1984 from the University of Chicago and a Masters in Business Administration in 1988 from the University of Chicago. Mr. Barnhart served on the Board of Directors of Orbitz Worldwide from 2007 to January 2009. We believe Mr. Barnhart’s extensive executive experience and leadership skills, and prior public board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Jack E. Price was appointed to the Board of Directors in October 2009. Mr. Price is Chairman of our Compensation Committee and a member of our Nominating Committee. Mr. Price was President and Chief Executive Officer of NovaRay Medical Inc. from 2007 to March 2009. Prior to that, he was President and Chief Executive Officer of VSM MedTech Ltd. from 2003 to 2006, and was President and Division Chief Executive Officer of Philips Medical Systems, North America from 1996 to 2003, having joined Philips Medical Systems in 1993 as Vice President and General Manager. He was also with General Electric Medical Systems from 1988 to1993, where he held Vice President and General Manager positions. Mr. Price received his undergraduate degree from the University of Oregon.  Mr. Price is also Chairman of The Radiological Society of North America Board of Trustees. Mr. Price served on the Board of Directors of NovaRay Medical, Inc. from 2007 to 2009 and of Health Solutions Systems, Inc. from May 1, 2008 to March 2010. We believe Mr. Price’s extensive executive experience, leadership skills and prior public company board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Peter A. Michel was appointed to the Board of Directors in February 2010. Mr. Michel is a member of our Compensation and Audit Committees. Since 2006, Mr. Michel has been the president and chief executive officer of iSECUREtrac Corp., a leader in electronic monitoring products and services for the corrections market using global positioning satellite technology, and is also currently a director of iSECUREtrac Corp. From 2005 to 2006, Mr. Michel was an Operations Team Member for Cerberus Capital Management, L.P. as an independent consultant providing operations turnaround advice and services. From May 23, 2005 to July 8, 2005, he served as president and chief executive officer of General Fiber Communications on an interim basis. General Fiber Communications filed for Chapter 7 bankruptcy on July 8, 2005. From 2003 to 2004, Mr. Michel was the president and chief executive officer of NEP Broadcasting, LLC, an outsourced media services company specializing in remote television production of live sports and entertainment, and from 1988 to 2001, Mr. Michel was chief executive officer of Brinks Home Security. Mr. Michel was an officer in the U.S. Navy, and was a staff assistant to the President of the United States from 1971 to 1973. Mr. Michel holds a B.A. in political science from Colgate University and an M.A. in public administration from the University of Virginia. Mr. Michel was a member of the Board of Directors of AeroGrow International, Inc., a publicly traded company (AERO.OB), from July 2008 to July 2009.  Pursuant to the Settlement Agreement dated February 4, 2010 between the Company, Shareholder Advocates for Value Enhancement (the “Committee”) and certain other parties, the Committee appointed Mr. Michel as its director nominee, and the Company agreed to nominate and recommend Mr. Michel for election to the Board as a Class I Director. Pursuant to the Settlement Agreement, the Company also agreed to appoint Mr. Michel, as the Committee’s nominee, to the Audit and Compensation Committees.

Although  the Board of  Directors  has no reason to believe any of the nominees for Class I Director will be unable to accept such nomination, if such should occur, proxies will be voted  (unless  marked to the contrary)  for such  substitute  person or persons,  if any, as shall be  recommended  by the Board of Directors.  However, proxies will not be voted for more than three directors.  Shareholders who do not wish their shares to be voted for a particular nominee may so direct in the space provided in the proxy card.

 Cumulative voting rights do not exist with respect to the election of Directors.  Pursuant to the Articles of Incorporation and Pennsylvania law, the Directors of the Company are to be elected by the holders of the Common Stock and Series A Preferred Stock voting together, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL CLASS I NOMINEES.

Information Regarding Class II and Class III Directors Continuing In Office

The following information is furnished with respect to each Director continuing in office:

Name	Age	Position(s) Held

George R. Jensen, Jr.	62	Chief Executive Officer, Chairman of the Board of Directors
Stephen P. Herbert	47	Chief Operating Officer and President, Director
Douglas M. Lurio	54	Secretary and Director
Joel Brooks (1)	52	Director
Bradley M. Tirpak (2)	41	Director

(1)       Member of Audit Committee
(2)       Member of Nominating Committee

Each of our Class II and Class III Directors will hold office until the 2012 Annual Meeting of Shareholders, and until his successor has been elected and qualified. At our 2012 Annual Meeting of Shareholders, the board will become declassified, and all of the directors of the Company shall stand for election as one class, and the composition of the board shall consist of only one class of directors and upon election, all directors shall serve for one year terms.

George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen as the 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania. From 1996 until March 2006, Mr. Jensen was a Director of The Noah Fund.  We believe Mr. Jensen’s position as the founder and Chief Executive Officer of our company, his intimate knowledge and experience with all aspects of our company, and his exceptional leadership and entrepreneurial skills provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Stephen P. Herbert was elected a Director in April 1996, and joined the Company on a full-time basis on May 6, 1996 as Executive Vice President. During August 1999, Mr. Herbert was appointed President and Chief Operating Officer of the Company. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University. We believe Mr. Herbert’s position as the President and Chief Operating Officer of our Company, his intimate knowledge and experience with all aspects of our Company, and his extensive vending experience at PepsiCo before joining our Company provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Douglas M. Lurio joined the Board of Directors of the Company in June 1999 and was appointed Secretary of the Company in September 2010. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School. We believe Mr. Lurio’s legal background, his service as corporate counsel to the Company since 1992, and his intimate knowledge and experience with many aspects of our Company provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Joel Brooks joined the Board of Directors of the Company during March 2007. Mr. Brooks is the Chairman of our Audit Committee.  Since December 2000, Mr. Brooks has served as the Chief Financial Officer and Treasurer of Senesco Technologies, Inc., a biotechnology company whose shares are traded on the NYSE Amex Exchange. From September 1998 until November 2000, Mr. Brooks was the Chief Financial Officer of Blades Board and Skate, LLC, a retail establishment specializing in the action sports industry. Mr. Brooks was Chief Financial Officer from 1997 until 1998 and Controller from 1994 until 1997 of Cable and Company Worldwide, Inc. He also held the position of Controller at USA Detergents, Inc. from 1992 until 1994, and held various positions at several public accounting firms from 1983 through 1992. Mr. Brooks received his Bachelor of Science degree in Commerce with a major in Accounting from Rider University in February 1983. We believe Mr. Brooks’ extensive accounting and finance background, and his executive experience at Senesco Technologies provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Bradley M. Tirpak joined the Board of Directors in February 2010. Mr. Tirpak is a member of our Nominating Committee. Since 2008, Mr. Tirpak has been a self-employed investor who manages a portfolio of equities, fixed income and private equity investments. Mr. Tirpak also advises senior management and members of public company boards of directors on corporate governance, strategy and capital allocation. In 2008, Mr. Tirpak was a Senior Vice President at Chilton Investment Company in London. From 2003 to 2007, Mr. Tirpak was a Portfolio Manager at Sigma Capital Management, managing a $200 million equity portfolio within a large multi-strategy investment fund, affiliated with S.A.C. Capital Advisors, L.P. From 2000 to 2003, Mr. Tirpak was a Portfolio Manager at Caxton Associates. From 1997 to 2000, Mr. Tirpak was an analyst and then Vice President at Credit Suisse First Boston. From 1993 to 1996 Mr. Tirpak was the founder and president of Access Telecom, Inc. and Grupo Access de Mexico S.A. de C.V., telecommunications companies. Mr. Tirpak holds a B.S.M.E. from Tufts University and an M.B.A. from Georgetown University. Pursuant to the Settlement Agreement, the Committee appointed Mr. Tirpak as its director nominee, and the Company agreed to nominate and recommend Mr. Tirpak for election to the Board as a Class II Director. Pursuant to the Settlement Agreement mentioned above, the Company also agreed to appoint Mr. Tirpak, as the Committee’s nominee, to the Nominating Committee.

CORPORATE GOVERNANCE – BOARD OF DIRECTORS

Independence of the Board of Directors

The Board of Directors has determined that Joel Brooks, Steven D. Barnhart, Jack E. Price, Bradley M. Tirpak and Peter A. Michel, which members constitute a majority of the Board of Directors, are independent in accordance with the applicable listing standards of the NASDAQ Stock Market LLC.

Meetings of the Board of Directors

The Board of Directors of the Company held a total of nineteen meetings during the fiscal year ended June 30, 2010 (not including actions adopted by unanimous consent).  Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he was a member during the 2010 fiscal year.  The Company does not have a policy with regard to Board members’ attendance at annual meetings. Each of our directors attended the 2010 Annual Meeting.

Board Committees

The Board of Directors has a standing Audit Committee, Nominating Committee and Compensation Committee.

The Audit Committee of the Board of Directors presently consists of Mr. Brooks (Chairman), Mr. Barnhart, and Mr. Michel. The Board of Directors has determined that each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market LLC and under Rule 10A-3 of the Securities Exchange Act of 1934 (“Exchange Act”). The Board of Directors has also determined that Mr. Brooks is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee held four meetings during the 2010 fiscal year. The Audit Committee recommends the engagement of the Company’s independent accountants and is primarily responsible for approving the services performed by the Company’s independent accountants, for reviewing and evaluating the Company’s accounting principles, reviewing the independence of independent auditors, and reviewing the adequacy and effectiveness of the Company’s internal controls. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on April 11, 2006, a copy of which is accessible on the Company’s website, www.usatech.com. The Audit Committee’s report appears on page 14 of this Proxy Statement.

The Compensation Committee of the Board of Directors presently consists of Mr. Price (Chairman), Mr. Barnhart and Mr. Michel. The Board of Directors has determined that each of the current members of the Compensation Committee is independent in accordance with the applicable listing standards of the Nasdaq Stock Market LLC. The Committee reviews and recommends compensation and compensation changes for the executive officers and directors of the Company and administers the Company’s stock option and restricted stock grant plans as they pertain to the executive officers and directors. The Compensation Committee met two times during the 2010 fiscal year.  The Compensation Committee operates pursuant to a charter that was adopted by the Board of Directors in September 2007, a copy of which is accessible on the Company’s website, www.usatech.com.

The Nominating Committee of the Board of Directors was established in November 2009, and presently consists of Mr. Barnhart (Chairman), Mr. Price and Mr. Tirpak. The Board of Directors has determined that each of the current members of the Nominating Committee is independent in accordance with the applicable listing standards of the Nasdaq Stock Market, LLC. The Committee recommends to the entire Board of Directors for selection any nominees for director. The Nominating Committee met once during the 2010 fiscal year. The Nominating Committee operates pursuant to a charter that was adopted by the Board of Directors on November 3, 2009, a copy of which is accessible on the Company’s website, www.usatech.com.

Our Nominating Committee has not established any specific minimum qualifications for recommending membership on our Board of Directors. Rather, the Nominating Committee will generally consider all relevant factors, which may include independence, expertise that is useful to the Company and complementary to the background, skills and experience of the other Board members, a commitment to ethics and integrity, a commitment to personal and organizational accountability, a history of achievement that reflects superior standards for themselves and others, and a willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player. The Nominating Committee will consider the following qualifications that it believes would be useful in director candidates: transaction processing experience, experience in bringing technology to market, experience in building a growth company, sales leadership experience and diversity of background like gender and ethnicity. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business.

The directors on the Company’s Nominating Committee use their available network of contacts when compiling a list of potential director candidates. The Nominating Committee also considers potential director candidates recommended by shareholders and other parties, including other directors, and all potential candidates are evaluated based upon the above criteria. Because the Nominating Committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by shareholders or other parties, no formal policy or procedure has been established for the consideration of director candidates recommended by shareholders.

Shareholders who wish to propose a potential director candidate may submit a recommendation in writing to the Secretary, USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the independent directors. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that the Company faces. The Board of Directors is responsible for overseeing management’s approach to risk management. Management identifies material risks facing the Company on an ongoing basis and discusses those risks with the Board of Directors or its committees, as appropriate. While the Board of Directors has ultimate responsibility for overseeing management’s approach to risk management, various committees of the board assists it in fulfilling that responsibility. In particular, the Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with regulatory requirements.

Board Leadership Structure

George R. Jensen has served as Chief Executive Officer and Chairman of the Board of Directors since he founded the Company in 1992. At the present time, the Company believes that its leadership structure is appropriate as our Chief Executive Officer’s in-depth knowledge and experience with all aspects of our business, his exceptional leadership, and his vision for the Company’s future, make him the best-qualified director to serve as Chairman. In addition, as all of our Board Committees are comprised of independent directors, the Company does not believe that a separation of the Chairman and Chief Executive Officer roles is necessary at this time in order to provide additional meaningful risk oversight. We have not appointed a lead independent director.

Stock Ownership Guidelines

During April 2011, the Board of Directors adopted the Stock Ownership Guidelines for Directors and Executive Officers. Pursuant thereto, the Chief Executive Officer is required to own shares of Common Stock with a value of at least three times his base salary, the Chief Operating Officer is required to own shares of Common Stock with a value of at least two times his base salary, and the Chief Financial Officer is required to own shares of Common Stock with a value of at least one time his base salary. The executive officers have five years to attain such level of ownership. The non-employee Directors are required to own shares of Common Stock with a value of at least two times his annual cash retainer (not including any retainer for serving on a Board Committee). The non-employee Directors have three years to attain such level of ownership. The text of the policy is posted on our website at www.usatech.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our Directors, officers and employees. The text of the Code of Conduct is posted on our website at www.usatech.com. The Board of Directors must grant any waiver from a provision of the Code of Conduct to any executive officer or Director, and we are required under the listing rules of the NASDAQ Stock Market to publicly announce any such waiver within four business days.

Director Majority Voting Policy

The Board of Directors of the Company has adopted a Director Majority Voting Policy. Pursuant to the policy, any nominee for Director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly submit to the Board a letter of resignation to the Secretary of the Company. The Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the resignation, the Nominating Committee will consider relevant factors such as the underlying reasons for the majority withheld vote, the length of service and qualifications of the director whose resignation is tendered, the director’s contributions to the Company, and compliance with listing standards. The Nominating Committee would then consider the resignation and make a recommendation to the Board. The Board would then act on the Nominating Committee’s recommendation, which may include acceptance or rejection of the tendered resignation. The text of the policy is posted on our website at www.usatech.com.

Compensation of Non-Employee Directors

Members of the Board of Directors who are not employees of the Company receive cash and equity compensation for serving on the Board of Directors, as determined from time to time by the Compensation Committee with subsequent approval thereof by the Board of Directors.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended June 30, 2010.
					Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)

				Non-Equity Incentive Compensation Plan ($)
	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)
						All Other Compensation ($)
Name							Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Douglas M. Lurio	20,000	-	-	-	-	-	20,000
Joel Brooks	30,000	-	-	-	-	-	30,000
Steven D. Barnhart	22,500	-	-	-	-	-	22,500
Jack E. Price	22,500	-	-	-	-	-	22,500
Bradley M. Tirpak	10,000	-	-	-	-	-	10,000
Peter A. Michel	20,000	-	-	-	-	-	20,000
Steven Katz (1)	28,750	-	-	-	-	-	28,750
Stephen W. McHugh (2)	7,500	-	-	-	-	-	7,500
William L. Van Alen Jr. (3)	20,000	-	-	-	-	-	20,000

(1)	Mr. Katz resigned as a Director on May 13, 2010.
(2)	Mr. McHugh resigned as a Director on October 19, 2009.
(3)	Mr. Van Alen resigned as a Director on February 4, 2010.

 During fiscal year 2010, and included in the above table, we paid the following fees during the fiscal year:

●	Director: Each of Messrs. Brooks and Lurio $20,000, Mr. Katz $17,500, each of Messrs. Barnhart and Price $15,000, each of Messrs. Van Alen, Michel and Tirpak $10,000 and Mr. McHugh $5,000.

●	Audit Committee: Mr. Brooks $10,000, Mr. Barnhart $7,500, each of Messrs. Van Alen and Michel $5,000 and each of Messrs. McHugh and Katz $2,500.

●	Compensation Committee: Mr. Katz $8,750, Mr. Price $7,500 and each of Messrs. Van Alen and Michel $5,000.

Shareholder Communications with the Board of Directors

We believe that our shareholders are currently provided a reasonable means to communicate with our Board of Directors and individual directors. As a result, our Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors or individual directors. However, the Board of Directors will consider, from time to time, whether adoption of a formal process for such shareholder communications has become necessary or appropriate. Shareholders may send communications to the Board of Directors or individual directors by mail at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, Attn: Board of Directors.

Compensation Committee Interlocks and Insider Participation

 During the fiscal year 2010, Steven Katz, William Van Alen, Jr., Jack Price, Steven Barnhart and Peter Michel served at various times as members of the Compensation Committee of our Board of Directors. No member of the Compensation Committee was an employee or former employee of our Company or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the fiscal year 2010, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our board of directors.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of McGladrey & Pullen, LLP has been selected by the Board of Directors to serve as the Company’s independent registered public accounting firm for fiscal year 2011. The shareholders will be asked to ratify this appointment at the Annual Meeting.  A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:

RESOLVED,  that the  appointment  by the Board of Directors of the  Company  of  McGladrey & Pullen, LLP,  independent  registered public  accounting  firm,  to examine the books,  accounts and records of the  Company  for the fiscal  year  ending June 30, 2011 is hereby ratified and approved.

The affirmative  vote of a majority of the votes cast by all holders of the  outstanding  shares of Common  Stock and Series A  Preferred  Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote) is required for ratification of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE PROPOSAL SET FORTH ABOVE.

Audit and Non-Audit Fees

During the fiscal years ended June 30, 2010 and 2009, fees in connection with services rendered by McGladrey & Pullen, LLP were as set forth below:

	Fiscal 2010	Fiscal 2009
Audit Fees	$195,000	$235,000
Audit-Related Fees	$50,000	$124,000
Tax Fees	$85,000	—
All Other Fees	—	—
TOTAL	$330,000	$359,000

Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Company documents filed with the Securities and Exchange Commission.

Audit related fees were primarily incurred in connection with our equity offerings, and fees in connection with attending the annual shareholders’ meeting.

Tax fees related to the review of our analysis of the timing and extent to which the Company can utilize future tax deductions in any year, which may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations (i.e., IRS Code Section 382).

Audit Committee Pre-Approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.

ITEM 3

APPROVAL OF 2011 STOCK INCENTIVE PLAN

On March 25, 2011, the Board of Directors adopted, subject to shareholder approval, the USA Technologies, Inc. 2011 Stock Incentive Plan (“2011 Plan”). The 2011 Plan provides for the granting of up to 300,000 shares of Common Stock.

Subject to shareholder approval, our Board of Directors has reserved a total of 300,000 shares of Common Stock for issuance in connection with the 2011 Plan. All of the Company’s future and current employees, directors and consultants are eligible for awards under the 2011 Plan. A summary of the 2011 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2011 Plan, which is attached to this proxy statement as Appendix “A”.

Summary of the 2011 Plan

The purpose of the 2011 Plan is to promote the Company’s success by linking the personal interests of its employees, officers and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The 2011 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special efforts the successful conduct of the Company’s operation largely depends.

The 2011 Plan authorizes the granting of up to 300,000 shares of Common Stock. The number of shares authorized to be issued under the 2011 Plan is subject to adjustment for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events.

The 2011 Plan is administered by a committee designated by the Board of Directors. The Board has appointed Messrs. Jensen, Herbert and Lurio as the committee. In the event that any awards would be made under the 2011 Plan to any executive officer or director of the Company, the Compensation Committee would act as the committee, and any awards to any such executive officer or director shall be recommended by the Compensation Committee and approved by the Board of Directors. Subject to the terms of the 2011 Plan, the committee has full authority to select the employees, consultants or Directors who will receive awards, to determine the amount of each award, to determine the terms and conditions of the awards, and the terms of any agreements which will be entered into in connection with such award. The shares of Common Stock may be awarded outright to the recipient with no vesting or forfeiture provisions. The 2011 Plan provides that the grant of shares of Common Stock to the recipient may be subject to various vesting or forfeiture provisions such as performance goals or continued employment with the Company. The 2011 Plan also authorizes any award of shares under the 2011 Plan to be subject to the recipient’s agreement not to compete for a period of time with the Company following the termination of employment with the Company.

The Board of Directors of the Company has the power to amend, suspend, or terminate the 2011 Plan at any time without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

The 2011 Plan provides that promptly after the approval thereof by the shareholders, all of the shares issuable under the 2011 Plan shall be registered under the 1933 Act pursuant to a Form S-8 registration statement at the Company’s cost and expense.

Benefits to Named Executive Officers and Others

Awards, if any, will be granted under the 2011 Plan only after the 2011 Plan is approved by the shareholders. All awards under the 2011 Plan will be made at the discretion of the committee appointed by the Board, or the Compensation Committee, as the case may be. Therefore, it is not possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2011 Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2011 Plan had been in effect.

Necessary Vote For Approval

The affirmative vote of a majority of the votes cast by all holders of the outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote) is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE 2011 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference.

Management has the primary responsibility for the preparation of the financial statements and the reporting process. The Company’s management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended June 30, 2010 were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing these consolidated financial statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with such firm its independence from the Company and the Company’s management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 for filing with the SEC.

Joel Brooks (Chairman)
Steven D. Barnhart
Peter A. Michel

EXECUTIVE COMPENSATION

Executive Officers of the Company

Our executive officers are as follows:

Name	Age	Position(s) Held
George R. Jensen, Jr.	62	Chief Executive Officer, Chairman of the Board of Directors
Stephen P. Herbert	47	Chief Operating Officer and President, Director
David M. DeMedio	39	Chief Financial Officer

Certain information concerning the foregoing executive officers who are also directors of the Company is set forth elsewhere in this Proxy Statement.  See “Information Regarding Class II and Class III Directors Continuing In Office”. The following description contains certain information concerning the foregoing executive officer who is not also a director of the Company.

David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller. In the Summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the Company's turnkey banking services and maintaining and developing relationships with credit card processors and card associations. In July 2003, Mr. DeMedio served as interim Chief Financial Officer through April 2004. From April 2004 until April 12, 2005, Mr. DeMedio served as Vice President - Financial & Data Services. On April 12, 2005, he was appointed as the Company's Chief Financial Officer. From 1996 to March 1999, prior to joining the Company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant. From October 2007 until September 2008, Mr. DeMedio was a Director of GammaCan International, Inc.

Compensation Discussion and Analysis

During the 2008 and 2009 fiscal years, and through October 2009, our Compensation Committee consisted of Steven Katz and William Van Alen, Jr. Effective October 2009, our Compensation Committee consisted of Mr. Katz, Mr. Van Alen and Jack Price. Effective February 2010, our Compensation Committee consisted of Mr. Katz, Mr. Price and Peter Michel. Effective May 2010 and at the current time, our Compensation Committee is comprised of Jack Price, Steven Barnhart, and Peter Michel. The Compensation Committee is responsible for reviewing and recommending compensation and compensation changes for the executive officers of the Company. The compensation of the two other employees named in the Summary Compensation Table is determined by the executive officers. The Chief Executive Officer assists the Committee in determining the compensation of all other executive officers and the other executive officers do not have a role in determining their own compensation. Our Chief Executive Officer regularly provides information to the Compensation Committee. The Compensation Committee considers each component of executive compensation in light of total compensation. In considering adjustments to the total compensation of the executive officers, the Compensation Committee also considers the value of previous compensation.

We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives and the Committee seeks to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. We believe that providing our executive officers who have responsibility for the Company’s management and growth with an opportunity to increase their ownership of Company stock aligns the interests of the executive officers with those of the shareholders. During the 2007 fiscal year, we adopted the Long Term Equity Incentive Program for our executive officers in order to provide them with the opportunity to further increase the number of shares owned by them. That program expired on June 30, 2010. In order to be competitive with compensation offered by other technology companies and to motivate and retain executive officers, the Company intends to offer a total compensation package competitive with other technology companies as well as take into account individual responsibilities and performance. The annual compensation package for our executives primarily consists of:

   ● a base salary

   ● stock options

   ● restricted stock awards

   ● cash and stock bonuses

   ● long-term stock incentive awards

   ● other benefits

Base Salary

Base salary is the fixed component of our executive officer’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. Our executive officers’ employment agreements specify the level of salary to which the officer is entitled, subject to review of our board of directors or Compensation Committee from time to time. During September 2008, and in connection with the execution of amendments to their employment agreements, we increased each of Messrs. Jensen’s and Herbert’s base salary by approximately twelve percent. During October 2007, we increased Mr. DeMedio’s base salary approximately eighteen percent. The base salaries of our executive officers reflect the individual’s level of responsibility and performance. In recommending base salaries of our executive officers to the board of directors, the Compensation Committee also considers changes in duties and responsibilities, our business and financial results, the relationship among base salaries paid to others within our Company, and its knowledge of base salaries paid to executive officers of other technology companies. The base salaries for each of Messrs. Sagady and Shirey are set forth in their respective employment agreements, and were established by our President after discussions with each employee.

As set forth in their respective September 2009 employment agreements, upon the termination of Mr. Jensen’s or Mr. Herbert’s employment under certain circumstances or upon certain change of control events involving the Company, we have agreed to pay them their base salary for a period of two years following termination of employment. We believe that these provisions are an important component of the executive’s employment arrangements.

Stock Options

Stock options serve to ensure that executive management is properly focused on shareholder value. Stock options align management incentives with shareholder’s objectives because options granted at fair value have value only if the stock price increases over time. A vesting schedule also keeps the executives focused on long term performance and not short term gains. During the 2009 fiscal year, no stock options were issued to our executive officers or employees and no previously issued stock options became vested. For the fiscal years 2008 and 2007, various stock options became vested that were granted to our executive officers at the time the officers entered into their employment agreements in May 2006. During fiscal year 2007, the Company granted to our executive officers piggy back registration rights in connection with the shares underlying the options granted to them in their employment agreements.

Cash and Stock Bonuses

In addition to base salary, we may award variable cash bonus awards to our executives as well as shares available under our stock compensation plans. The shares awarded under our stock compensation plans are registered under the Securities Act of 1933, as amended. During September 2009, and in conjunction with the execution of their amended and restated employment agreements, we awarded an aggregate of 39,000 shares as a bonus to Messrs. Jensen and Herbert. During September 2008, and based upon past performance and in consideration of the execution of amendments to their employment agreements, we awarded an aggregate of 220,000 shares to our executive officers under our stock plans. Shares were awarded under our stock plans to Mr. Sagady during the 2009 fiscal year upon the recommendation of our President and based on his performance, to Mr. Sagady during fiscal year 2010 pursuant to the terms of his employment agreement, and to each of Messrs. Sagady and Shirey during the 2009 fiscal year pursuant to the terms of their employment agreements. In addition, based upon performance, Messrs. Sagady and Shirey each earned cash bonuses during fiscal year 2009, and Mr. Sagady earned a cash bonus in fiscal year 2010.

Long-Term Equity Incentive Program

During February 2007, at the recommendation of the Compensation Committee, the board of directors adopted the Long-Term Equity Incentive Program covering the Company’s executive officers – Messrs. Jensen, Herbert and DeMedio. The purpose of the Plan is to ensure continuity of the Company’s executives, encourage stock ownership by the executives, align the interests of the executives with those of the shareholders, and provide incentives and rewards to the executives who are largely responsible for the management and growth of the Company. The Plan expired on June 30, 2010.

Under the Plan, each executive officer will be awarded common stock of the Company in the event the Company achieves target goals relating to each of revenues, gross profit and EBITDA during each of the fiscal years ended June 30, 2007, June 30, 2008, and June 30, 2009. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, and excludes non-cash stock payments/awards and stock options granted to officers and members of the board of directors. During each such fiscal year, the number of eligible shares to be awarded to the executive is based upon the following weightings: 40% of eligible shares are determined by revenues; 30% of eligible shares are determined by gross profit; and 30% of eligible shares are determined by EBITDA.

If the target goals (100%) for revenues, gross profit, and EBITDA are achieved by the Company during the applicable fiscal year, the executive officers would be awarded the following number of shares:

	Fiscal Year Ended June 30,
	2007	2008	2009	2010

George R. Jensen, Jr.	178,570	178,570	--	178,570
Stephen P. Herbert	53,713	53,713	--	53,714
David M. DeMedio	21,663	21,663	--	21,664

On February 4, 2009, the board of directors approved the recommendation of the Compensation Committee that the final twelve month measuring period under the Plan be changed from the fiscal year ended June 30, 2009 to the fiscal year ended June 30, 2010. The foregoing was approved by the board of directors as the board of directors did not believe it would be appropriate to reward senior management with bonuses during the current economic slowdown.

If actual revenues, gross profit, or EBITDA for a particular fiscal year exceed the target goals, each executive would be awarded additional eligible shares, up to an amount no greater than 125% of the number of eligible shares. If the actual revenues, gross profit, or EBITDA for a particular fiscal year are less than the target goals, each executive would be awarded a lesser pro rata portion of the number of eligible shares. If minimum target goals for revenues, gross profit, or EBITDA for a particular fiscal year are not achieved, no eligible shares will be awarded to each executive. Up to 952,298 shares of common stock were reserved for issuance under the Plan.

Based upon the financial results of the Company for the fiscal year ended June 30, 2007, the target goal (100%) relating to revenues was met and the minimum target goals relating to gross profit and EBITDA were not met. Substantially all of the ePort® units sold during the fiscal year consisted of units pertaining to the MasterCard PayPass seeding program with substantially reduced selling prices resulting in reduced gross profit and EBITDA.

Management’s goal was to have the maximum number of units deployed in the field as quickly as possible. The Compensation Committee agreed with management that given the current stage of the Company’s business, it was more beneficial to the Company to maximize the number of ePorts® in the field as soon as possible.

As a result, during September 2007, the Compensation Committee recommended to the board of directors that the selling price of all the ePorts® sold during the fiscal year be “normalized” to the current retail price. This normalization resulted in increased revenues, gross profit and EBITDA for the ePort® units sold in the MasterCard PayPass seeding program. The board of directors has approved the recommendation of the Compensation Committee.

As a result of the normalization, a higher than target revenue hurdle was met (110%), and lower than target hurdles for each of gross profit (85%) and EBITDA (85%) were also met, resulting in the issuance to the executive officers of a total of 241,249 shares under the Plan for the 2007 fiscal year rather than a total of 101,578 shares prior to the normalization. The specific allocation of the shares among the executive officers is as follows: Mr. Jensen-169,641 shares; Mr. Herbert- 51,028 shares; and Mr. DeMedio- 20,580 shares.

Based upon the financial results of the Company for the fiscal year ended June 30, 2008, a higher amount than the target revenue hurdle was met (125%) and the minimum target hurdles relating to gross profit and EBITDA were not met, resulting in the vesting of a total of 126,973 shares under the Plan as of June 30, 2008. The specific allocation of the shares among the executive officers is as follows: Mr. Jensen-89,285 shares; Mr. Herbert- 26,857 shares; and Mr. DeMedio- 10,831 shares.

As was the case in fiscal year 2007, during the 2008 fiscal year a portion of the ePort® units sold consisted of units pertaining to the MasterCard PayPass seeding program with reduced selling prices resulting in reduced gross profit and EBITDA. As a result, during September 2008, the Compensation Committee recommended to the board of directors that the selling price of all the ePorts® sold during the fiscal year ended June 30, 2008 as part of the seeding program be “normalized” to the current retail price. This normalization resulted in increased gross profit and EBITDA for the ePort® units sold in the MasterCard PayPass seeding program. The board of directors has approved the recommendation of the Compensation Committee.

As a result of the normalization, a lower than target hurdle was met for gross profit (85%), resulting in the issuance to the executive officers of a total of 191,729 shares under the Plan for the 2008 fiscal year rather than a total of 126,973 shares prior to the normalization. The specific allocation of the shares among the executive officers is as follows: Mr. Jensen-134,820 shares; Mr. Herbert- 40,553 shares; and Mr. DeMedio- 16,356 shares.

Based upon the financial results of the Company for the fiscal year ended June 30, 2010, a lower than target goal (85%) relating to revenues was met and the minimum target goals relating to gross profit and EBITDA were not met. As a result, the Company issued to the executive officers of a total of 86,342 shares under the Plan for the 2010 fiscal year, as follows: Mr. Jensen-60,716 shares; Mr. Herbert- 18,261 shares; and Mr. DeMedio- 7,365 shares.

Other Benefits

During the 2008, 2009 and 2010 fiscal years, our executive officers were entitled to the health care coverage, group insurance and other employee benefits provided to all of our employees. During these fiscal years, and pursuant to their employment agreements, we maintained an automobile allowance payment program for each of our executive officers as well as for Messrs. Sagady and Shirey. As required under their  September 24, 2009 amended and restated employment agreements, we agreed to pay the premiums for a $2,000,000 face amount life insurance policy on Mr. Jensen and for a $1,500,000 face amount life insurance policy on Mr. Herbert. We also agreed to pay the premiums for a supplemental long-term disability policy for each of Messrs. Jensen and Herbert over and above the existing long-term group disability plan of the Company. In September 2009, we agreed to pay the premiums for a $750,000 face amount life insurance policy on Mr. DeMedio and for a supplemental long-term disability policy for Mr. DeMedio over and above the existing long-term group disability plan of the Company.

As discussed elsewhere in this proxy statement, the Company agreed to pay for health insurance benefits for a two year period following Mr. Jensen’s and Mr. Herbert’s termination of employment under certain circumstances and for a one year period following Mr. DeMedio’s termination of employment by the Company without cause.

Impact of Taxation and Accounting Considerations on Executive Compensation

The Compensation Committee and the Board of directors take into account tax and accounting consequences of the compensation program and weigh these factors when setting total compensation and determining the individual elements of any executive officer’s compensation package.

As a result of the normalization of the selling prices of the ePorts® described above in September 2007, certain target hurdles were met resulting in the vesting of a total of 241,249 shares under the Plan for the 2007 fiscal year rather than a total of 101,578 shares prior to the normalization. The value of the number of the shares the executives may apply to tax withholding was in excess of the minimum statutory obligation and, as a result the Plan is classified as a liability award rather than an equity award. As such, during the first quarter of fiscal year 2008, the Company reclassified the $599,311 related to the 101,578 shares that was previously recorded in common stock to a short-term share-based payment liability. As the price of the Company’s shares was $8.45 on the date of the approval of the normalization, a charge of $1,180,220 was also recorded to compensation expense, related to the additional 139,671 additional shares, with a corresponding amount to the short-term share-based payment liability for a total share-based payment liability of $1,779,531 as of September 21, 2007. On September 28, 2007, as the Company’s share price was $8.38, the total share-based payment liability related to fiscal year 2007 was $1,769,754 ($599,311 compensation expense in fiscal year 2007 and $1,170,443 in the three months ended September 30, 2007). Of the 241,249 shares vested for fiscal year 2007, the Company issued 225,249 shares of common stock and the remaining 16,000 shares were exchanged by the executives and redeemed by the Company to settle tax withholding obligations paid by the Company totaling $134,080 in connection with the restricted stock bonuses previously awarded and issued to them under their employment agreements. As a result of the fact that a portion of the remaining 225,249 shares were subject to redemption at September 30, 2007, the Company had recorded the entire fair value of those remaining shares as a short-term share-based payment liability as of September 30, 2007 totaling $1,635,674. On December 30, 2007 the redemption provision lapsed, no further shares were redeemed and the final settlement resulted in a reduction of the short-term share-based payment liability of $1,635,674, a reduction of compensation expense of $446,452 and a credit to common stock of $1,189,222 (123,671 shares at $4.77 and 101,578 shares at $5.90), as the share price on the date of settlement was $4.77.

As a result of the normalization of the selling price of the ePorts® described above in September 2008, there is an additional charge of $287,517, as of September 3, 2008, required to be taken by our Company in connection with the additional shares issued to our executives under the Plan. Of the total charge of $1,043,006 to be taken by the Company on account of the shares awarded in connection with the 2008 fiscal year, $755,489 is reflected in our financial statements for the 2008 fiscal year and the balance of $287,517, as of September 3, 2008, is to be reflected in our financial statements in the first quarter of the 2009 fiscal year. The Company will adjust the compensation expense related to this award for changes in the fair value of this award until final settlement occurs.

As a result of the change of the last twelve month measuring period under the Plan from the fiscal year ended June 30, 2009 to the fiscal year ended June 30, 2010, the short-term accrued share-based payment liability of $107,458 as of December 31, 2008 was reversed, with a corresponding reduction to compensation expense during the three months ended March 31, 2009.

The Plan permits the executives to satisfy any income tax withholding obligations by electing to reduce the number of shares otherwise issuable to them under the Plan. For the fiscal year 2007 award, the executives did not elect to reduce the number of shares issued under the Plan related to the income tax withholding obligations on the Plan shares, however, Mr. Jensen and Mr. Herbert did elect to exchange 16,000 shares to settle tax withholding obligations paid by the Company totaling $134,080 in connection with the restricted stock bonuses previously awarded and issued to them under their employment agreements. In connection with the fiscal year 2008 award, on December 30, 2008, the executives elected to cancel 57,118 of the 191,729 shares awarded to them to satisfy $113,093 of related income tax withholding obligations in connection with the shares.

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2010, June 30, 2009 and June 30, 2008 to each of the executive officers and employees of the Company named below:

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(3) (d)		Stock Awards ($)(4) (e)		Option Awards ($)(4) (f)		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($)(5) (i)	Total ($) (j)

George R. Jensen, Jr., Chief Executive Officer & Chairman of the Board	2010	$365,000	$	__		$52,500	$	__	$	__	$	__	$38,675	$456,175
	2009	$354,231		$—		$488,400		$—		$—		$—	$27,075	$869,706
	2008	$325,000		$171,000		$—		$—		$—		$—	$26,875	$522,875

Stephen P. Herbert, Chief Operating Officer & President	2010	$320,000	$	__		$15,750	$	__	$	__	$	__	$32,412	$368,162
	2009	$310,577		$—		$377,400		$—		$—		$—	$27,075	$715,052
	2008	$285,000		$61,000		$—		$—		$—		$—	$26,875	$372,875

David M. DeMedio, Chief Financial Officer	2010	$195,000	$	__	$	__	$	__	$	__	$	__	$28,941	$223,941
	2009	$195,000		$—		$111,100		$—		$—		$—	$26,352	$332,352
	2008	$187,499		$18,000		$—		$—		$—		$—	$24,849	$230,348

Cary Sagady, Sr. VP Network Solutions (1)	2010	$185,000		$13,209	$	__		__	$	__	$	__	$15,997	$214,206
	2009	$187,084		$29,839		$79,753		$—		$—		$—	$17,000	$313,676
	2008	$130,800		$90,822		$—		$—		$—		$—	$9,108	$230,730

Bruce Shirey, VP ePort Connect Services (2)	2010	$169,615	$	__	$	__	$	__	$	__	$	__	$228,345	$397,960
	2009	$180,000		$35,630		$—		$—		$—		$—	$80,976	$296,606
	2008	$145,385		$—		$50,400		$—		$—		$—	$45,103	$240,888

(1)	Employment as Sr. VP of Network Solutions commenced on July, 2 2008. Prior to that date, Mr. Sagady was VP of Engineering.

(2)	Employment as VP ePort Connect Services commenced on August 14, 2007 and was terminated on June 4, 2010.

(3)	Represents cash bonuses paid based upon such person’s performance during the fiscal year.

(4)
Represents the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values is included in Note 10 of the Consolidated Financial Statements contained in the Company’s annual report on Form 10-K for the 2010 fiscal year.

(5)	The following table shows each component of the column above titled “All Other Compensation.”

Name and Principal Position	Fiscal Year	Company 401(k) Matching Contributions ($)	Long-term Disability Insurance Premiums ($)	Life Insurance Premiums ($)	Auto Allowance ($)	Relocation Payments ($)	Severance ($)	Total ($)

George R. Jensen, Jr. Chief Executive Officer & Chairman of the Board	2010	$9,800	$5,445	$5,555	$17,875	$—	$—	$38,675
	2009	$9,200	$—	$—	$17,875	$—	$—	$27,075
	2008	$9,000	$—	$—	$17,875	$—	$—	$26,875

Stephen P. Herbert Chief Operating Officer & President	2010	$9,800	$3,352	$1,385	$17,875	$—	$—	$32,412
	2009	$9,200	$—	$—	$17,875	$—	$—	$27,075
	2008	$9,000	$—	$—	$17,875	$—	$—	$26,875

David M. DeMedio Chief Financial Officer	2010	$9,800	$951	$315	$17,875	$—	$—	$28,941
	2009	$8,477	$—	$—	$17,875	$—	$—	$26,352
	2008	$6,974	$—	$—	$17,875	$—	$—	$24,849

Cary Sagady Sr. VP Network Solutions	2010	$8,073	$—	$124	$7,800	$—	$—	$15,997
	2009	$9,200	$—	$—	$7,800	$—	$—	$17,000
	2008	$1,308	$—	$—	$7,800	$—	$—	$9,108

Bruce Shirey Former VP ePort Connect Services	2010	$—	$—	$124	$14,423	$22,836	$190,962	$228,345
	2009	$—	$—	$—	$15,000	$65,976	$—	$80,976
	2008	$—	$—	$—	$12,115	$32,988	$—	$45,103

Grants Of Plan-Based Awards Table

The table below summarizes the amounts of awards granted to our named executive officers and employees during the fiscal year ended June 30, 2010:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Secur- ities Under- lying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option (1)
Name (a)	Grant Date (b)	Thresh old ($)(c)	Target ($) (d)	Maximum ($) (e)	Thresh old (#)(f)	Target (#) (g)	Maximum (#) (h)	Units (#) (i)	Options (#) (j)	Awards ($) (k)	Awards ($) (l)
George R. Jensen, Jr.	9/10/2009	—	—	—	—	—	—	30,000	—	—	$52,500
Stephen P. Herbert	9/10/2009	—	—	—	—	—	—	9,000	—	—	$15,750
David M. DeMedio	—	—	—	—	—	—	—	—	—	—	$—
Cary Sagady	9/30/2009	—	—	—	—	—	—	5,000	—	—	$8,750
Bruce Shirey	—	—	—	—	—	—	—	—	—	—	$—

(1)	Amount represents the grant date fair value determined in accordance with ASC 718.

Total Option Exercises And Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our named executive officers and employees during fiscal year 2010:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
George R. Jensen, Jr.(2)	—	$—	20,000	$28,000
Stephen P. Herbert(3)	—	$—	6,000	$8,400
David M. DeMedio	—	$—	—	$—
Cary Sagady(4)	—	$—	5,000	$6,113
Bruce Shirey(5)	—	$—	2,000	$3,560

(1)
For awards classified as equity, the value equals number of shares multiplied by the market value on the vesting date. For awards classified as liabilities, the value equals the number of shares multiplied by the market value on the settlement date.

(2)	Represents 10,000 shares valued at $1.70 that vested on October 1, 2009 and 10,000 shares valued at $1.10 that vested on April 1, 2010.

(3)	Represents 3,000 shares valued at $1.70 that vested on October 1, 2009 and 3,000 shares valued at $1.10 that vested on April 1, 2010.

(4)
Represents 1,250 shares valued at $1.70 that vested on September 30, 2009; 1,250 shares valued at $1.62 that vested on December 31, 2009; 1,250 shares valued at $1.07 that vested on March 31, 2010; and 1,250 shares valued at $0.50 that vested on June 30, 2010.

(5)	Represents 2,000 shares valued at $1.78 that vested on August 31, 2009.

Outstanding Equity Awards At Fiscal Year-End

The following table shows information regarding unexercised stock options and unvested equity awards granted to the executive officers as of the fiscal year ended June 30, 2010:

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexercis- able (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(#) (g)	Market Value of Shares or Units of Stock That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (j)
George R. Jensen, Jr., Chief Executive Officer & Chairman of the Board (1)	—	—	—	—	—	—	—	150,000	$75,000
	25,000	—	—	$7.50	05/10/2011	—	—	—	—
	25,000	—	—	$7.50	06/28/2012	—	—	—	—
	25,000	—	—	$7.50	06/29/2013	—	—	—	—

Stephen P. Herbert, Chief Operating Officer & President (1)	—	—	—	—	—	—	—	3,000	$1,500
	6,000	—	—	$7.50	05/10/2011	—	—	—	—
	6,000	—	—	$7.50	06/28/2012	—	—	—	—
	6,000	—	—	$7.50	06/29/2013	—	—	—	—

David M. DeMedio, Chief Financial Officer (1)	2,334	—	—	$7.50	05/10/2011	—	—	—	$—
	2,333	—	—	$7.50	06/28/2012	—	—	—	—
	2,333	—	—	$7.50	06/29/2013	—	—	—	—

(1)
Reflects shares issuable to Mr. Jensen under his employment agreement – 10,000 shares that are expected to vest on October 1, 2010 and 140,000 shares only issuable upon the occurrence of a USA Transaction; reflects shares issuable under Mr. Herbert’s employment agreement that have not vested as of June 30, 2010. The options expiring on May 10, 2011, June 28, 2012, and June 29, 2013 vested on May 11, 2006, June 30, 2007 and June 29, 2008, respectively.

Executive Employment Agreements

George R. Jensen, Jr.

On September 24, 2009, Mr. Jensen and the Company entered into an Amended and Restated Employment Agreement which replaced his prior employment agreement. On April 14, 2011, the Company and Mr. Jensen entered into an amendment to the employment agreement. The amendment extended the term of Mr. Jensen’s employment with the Company from September 30, 2012 until June 30, 2014, and will automatically continue from year to year thereafter unless terminated as of the end of the original term or any such one year renewal period by the Company or Mr. Jensen by at least 90-days notice. The agreement continues Mr. Jensen’s base salary at $365,000 per annum. The agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of two years thereafter. In connection with the amendment, and in recognition of his dedicated and valuable service to the Company and extending the term of his employment agreement, Mr. Jensen was issued 125,000 shares of common stock under the 2010 Stock Incentive Plan which vest as follows: 41,666 on April 14, 2011; 41,667 on April 14, 2012; and 41,667 on April 14, 2013. The Company has agreed to obtain and pay the premiums for a term life insurance policy in the amount of $2,000,000 on the life of Mr. Jensen while he is employed by the Company. Mr. Jensen has the right to designate the beneficiary of the policy. The Company has agreed to obtain and pay the premiums for a supplemental long term disability policy covering Mr. Jensen over and above the existing long-term group disability plan of the Company. If he shall become disabled while employed by the Company, the policy would provide for monthly disability coverage of up to 65% of his monthly base compensation payable to age 65 or death. If the policy would not provide at least 65% of his monthly base salary, then the Company has agreed to make monthly payments to Mr. Jensen in an amount equal to the difference between the monthly benefit provided under such policy and 65% of Mr. Jensen’s monthly base salary; provided, however, that the Company’s total obligation shall not exceed $110,000.

The agreement also provides that if Mr. Jensen would terminate his employment with the Company for good reason (as defined in the agreement), or if the Company would terminate his employment without cause (as defined in the agreement), then the Company would pay to him a lump sum equal to two times his base salary on or before the termination of his employment. In addition, upon any such termination of Mr. Jensen’s employment, the Company has agreed, at its cost, for a period of two years, to continue to provide Mr. Jensen with health, life and disability benefits substantially similar to those which he had been receiving immediately prior to the date of termination. The term good reason as defined in the agreement, includes: (A) a material breach of the terms of the Agreement by the Company; (B) the assignment by the Company to Mr. Jensen of duties in any way materially inconsistent with his authorities, duties, responsibilities, and status, as the Chief Executive Officer of the Company, or a material reduction or alteration in the nature or status of his authority, duties, or responsibilities; (C) the Company reduces Mr. Jensen’s annual base salary; or (D) a material reduction by the Company in the kind or level of employee benefits to which Mr. Jensen is entitled immediately prior to such reduction with the result that his overall benefit package is significantly reduced unless such failure to continue a plan, policy, practice or arrangement pertains to all plan participants generally. As a condition to Mr. Jensen receiving any payments or benefits upon his termination of his employment for good reason, Mr. Jensen shall have executed and delivered (and not revoked) a release of any and all claims, suits, or causes of action against the Company and its affiliates in form reasonably acceptable to the Company.

The agreement also provides that as a condition of the consummation of a USA Transaction (as defined in the Agreement), the successor to the Company’s business or assets would agree to assume and perform Mr. Jensen’s employment agreement. If any such successor would not do so, Mr. Jensen’s employment would terminate on the date of the consummation of the USA Transaction, and the Company would pay to Mr. Jensen a lump sum equal to two times his base salary on or before the termination of his employment and, at its cost, for a period of two years would continue to provide Mr. Jensen with health, life and disability benefits substantially similar to those which he is receiving immediately prior to the date of termination.

The agreement also provides that upon the occurrence of a USA Transaction, the Company will issue to Mr. Jensen 140,000 shares of common stock subject to adjustment for stock splits or combinations (“Jensen Shares”). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of common stock in connection with such USA Transaction. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen’s employment with the Company for any reason whatsoever.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company, or (iii) a change in the composition of the Board of Directors of the Company over a period of twelve (12) months or less such that the continuing directors fail to constitute a majority of the Board.

Stephen P. Herbert

On September 24, 2009, Mr. Herbert and the Company entered into an Amended and Restated Employment Agreement which replaced his prior employment agreement. On April 14, 2011, the Company and Mr. Herbert entered into an amendment to the employment agreement. The amendment extended the term of Mr. Herbert’s employment with the Company from  September 30, 2012 until June 30, 2014, and will automatically continue from year to year thereafter unless terminated as of the end of the original term or any such one year renewal period by the Company or Mr. Herbert by at least 90-days notice. The agreement continues Mr. Herbert’s base salary at $320,000 per annum. The agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of two years thereafter. In connection with the amendment, and in recognition of his dedicated and valuable service to the Company and extending the term of his employment agreement, Mr. Herbert was issued 75,000 shares of common stock under the 2010 Stock Incentive Plan which vest as follows: 25,000 on April 14, 2011; 25,000 on April 14, 2012; and 25,000 on April 14, 2013. The Company has agreed to obtain and pay the premiums for a term life insurance policy in the amount of $1,500,000 on the life of Mr. Herbert while he is employed by the Company. Mr. Herbert has the right to designate the beneficiary of the policy. The Company has agreed to obtain and pay the premiums for a supplemental long term disability policy covering Mr. Herbert over and above the existing long-term group disability plan of the Company. If he shall become disabled while employed by the Company, the policy would provide for monthly disability coverage of up to 65% of his monthly base compensation payable to age 65 or death.

The agreement also provides that if Mr. Herbert would terminate his employment with the Company for good reason (as defined in the Agreement), or if the Company would terminate his employment without cause (as defined in the Agreement), then the Company would pay to him a lump sum equal to two times his base salary on or before the termination of his employment.In addition, upon any such termination of Mr. Herbert’s employment, the Company has agreed, at its cost, for a period of two years, to continue to provide Mr. Herbert with health, life and disability benefits substantially similar to those which he had been receiving immediately prior to the date of termination. The term good reason as defined in the agreement, includes: (A) a material breach of the terms of the agreement by the Company; (B) the assignment by the Company to Mr. Herbert of duties in any way materially inconsistent with his authorities, duties, or responsibilities, or a material reduction or alteration in the nature or status of his authority, duties, or responsibilities as the President of the Company; (C) the Company reduces Mr. Herbert’s annual base salary; or (D) a material reduction by the Company in the kind or level of employee benefits to which Mr. Herbert is entitled immediately prior to such reduction with the result that his overall benefit package is significantly reduced unless such failure to continue a plan, policy, practice or arrangement pertains to all plan participants generally. As a condition to Mr. Herbert receiving any payments or benefits upon his termination of his employment for good reason, Mr. Herbert shall have executed and delivered (and not revoked) a release of any and all claims, suits, or causes of action against the Company and its affiliates in form reasonably acceptable to the Company.

The agreement also provides that as a condition of the consummation of a USA Transaction (as defined in the Agreement), the successor to the Company’s business or assets would agree to assume and perform Mr. Herbert’s employment agreement. If any such successor would not do so, Mr. Herbert’s employment would terminate on the date of consummation of the USA Transaction, and the Company would pay to Mr. Herbert a lump sum equal to two times his base salary on or before the termination of his employment, and, at its cost, for a period of two years would continue to provide Mr. Herbert with health, life and disability benefits substantially similar to those which he is receiving immediately prior to the date of termination.

David M. DeMedio

On May 11, 2006, the Company and Mr. DeMedio entered into an amendment to his Employment Agreement pursuant to which the term of Mr. DeMedio’s employment with the Company was extended to June 30, 2008, and which has subsequently been automatically extended to June 30, 2011. Effective May 11, 2006, Mr. DeMedio’s base salary was increased to $165,000 per annum and effective October 1, 2007, his base salary was increased to $195,000 per annum. Mr. DeMedio was granted options to purchase up to 7,000 shares of common stock at $7.50 per share. The options vested as follows: 2,334 on May 11, 2006; 2,333 on June 30, 2007; and 2,333 on June 30, 2008. The options may be exercised at any time within 5 years of vesting. In October 2006, the Company granted to Mr. DeMedio piggyback registration rights under the 1933 Act for the shares underlying any of the options described above for a period of five years following the vesting of any such options. In the event that a USA Transaction (as defined in Mr. Jensen’s employment agreement) shall occur, then Mr. DeMedio has the right to terminate his agreement upon 30 days notice to the Company.

During September 2008, Mr. DeMedio and the Company entered into an amendment to his employment agreement pursuant to which he was granted 25,000 shares of common stock under the 2008 Stock Incentive Plan which vested as follows: 8,000 on September 15, 2008; 8,000 on January 15, 2009; and 9,000 on June 30, 2009.

On September 24, 2009, the Company agreed to obtain and pay the premiums for a term life insurance policy in the amount of $750,000 on the life of Mr. DeMedio while he is employed by the Company. Mr. DeMedio has the right to designate the beneficiary of the policy. The Company has agreed to obtain and pay the premiums for a supplemental long term disability policy covering Mr. DeMedio over and above the existing long-term group disability plan of the Company. If he shall become disabled while employed by the Company, the policy would provide for monthly disability coverage of up to 65% of his monthly base compensation payable to age 65 or death. If Mr. DeMedio’s employment with the Company would be terminated without cause, the Company has agreed, at its cost, to continue to provide Mr. DeMedio with health insurance benefits substantially similar to those which he is receiving immediately prior to the date of termination for a one year period following such termination.

On April 14, 2011, the Company and Mr. DeMedio entered into an additional amendment to the employment agreement. The agreement extended the term of Mr. DeMedio’s employment with the Company from June 30, 2011 until June 30, 2014, and will automatically continue from year to year thereafter unless terminated as of the end of the original term or any such one year renewal period by the Company or Mr. DeMedio by at least 90-days notice. In connection with the amendment, and in recognition of his dedicated and valuable service to the Company and extending the term of his employment agreement, Mr. DeMedio was issued 25,000 shares of common stock under the 2010 Stock Incentive Plan which vest as follows: 8,333 on April 14, 2011; 8,333 on April 14, 2012; and 8,334 on April 14, 2013.

Potential Payments Upon Termination Or Change Of Control

As described above and herein, each of the employment agreements of our executive officers include provisions for the payment and/or the provision of benefits to the executives upon termination of employment under certain conditions or a USA Transaction.

The term USA Transaction means: (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company, or (iii) a change in the composition of the Board of Directors of the Company over a period of twelve (12) months or less such that the continuing directors fail to constitute a majority of the Board.

The following table describes the stock awards issuable by us to each of our executive officers upon the occurrence of a USA Transaction assuming that such USA Transaction occurred on June 30, 2010, when the closing price per share of the Company’s Common Stock was $0.50:

Name	Upon Occurrence Of USA Transaction
George R. Jensen, Jr.	$100,358	(1)
Stephen P. Herbert	$9,131	(2)
David M. DeMedio	$3,683	(3)

(1)
Represents (i) 60,716 shares issuable to Mr. Jensen for the fiscal year ended June 30, 2010 pursuant to the Long-Term Equity Incentive Program; and (ii) 140,000 shares issuable to Mr. Jensen upon the occurrence of a USA Transaction.

(2)	Represents 18,261 shares issuable to Mr. Herbert for the fiscal year ended June 30, 2010 pursuant to the Company’s Long-Term Equity Incentive Program.

(3)	Represents 7,365 shares issuable to Mr. DeMedio for the fiscal year ended June 30, 2010 pursuant to the Company’s Long-Term Equity Incentive Program.

As described above under “Executive Employment Agreements”, the employment agreement between the Company and Mr. Jensen provides that the Company is required to provide Mr. Jensen with certain payments and benefits upon the termination by the Company of his employment without cause or upon the termination by Mr. Jensen of his employment for good reason or upon termination of his employment if a successor to the Company’s business or assets does not agree to assume and perform his employment agreement as a condition to the consummation of a USA Transaction. Assuming that any such termination occurred on June 30, 2010, and these provisions had been in effect on such date, Mr. Jensen would receive an aggregate cash payment of twice his annual base salary or $730,000, and the Company would pay health, life and disability insurance premiums for a two year period following termination in the aggregate amount of $50,304. The aforesaid premium amount is based on an estimated monthly premium of $2,096.

As described above under “Executive Employment Agreements”, the employment agreement between the Company and Mr. Herbert provides that the Company is required to provide Mr. Herbert with certain payments and benefits upon the termination by the Company of his employment without cause or upon the termination by Mr. Herbert of his employment for good reason or upon termination of his employment if a successor to the Company’s business or assets does not agree to assume and perform his employment agreement as a condition to the consummation of a USA Transaction. Assuming that any such termination occurred on June 30, 2010, and these provisions had been in effect on such date, Mr. Herbert would receive an aggregate cash payment of twice his annual base salary or $640,000, and the Company would pay health, life and disability premiums for a two year period following termination in the aggregate amount of $37,776. The aforesaid premium amount is based on an estimated monthly premium of $1,574.

As described above under “Executive Employment Agreements”, if Mr. DeMedio’s employment with the Company would be terminated by the Company without cause, the Company would pay health insurance premiums for a one year period following termination in the aggregate amount of $14,148. The aforesaid premium amount is based on an estimated monthly premium of $1,179.

The August 2007 employment agreement of Bruce Shirey provided that upon the termination or expiration of his employment with the Company for any reason whatsoever (other than his voluntary resignation), he was entitled to receive a severance payment equal to one times his then annual base salary payable in twelve equal monthly installments.  Mr. Shirey’s employment was terminated by the Company on June 4, 2010. The Company will pay to Mr. Shirey his annual base salary of $180,000 over a twelve month period. In addition, and in exchange for certain agreements made by Mr. Shirey for the benefit of the Company in connection with his termination of employment, the Company agreed to pay to him the sum of $10,384.62.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

 Steven Barnhart filed one late Form 4 during the 2010 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 During the fiscal year ended June 30, 2010, and pursuant to the Settlement Agreement described above, the Company paid approximately $1,031,000 of legal fees and an additional $130,000 of related expenses incurred by Shareholder Advocates for Value Enhancement (the "Committee") in connection with the proxy contest and related litigation involving the annual shareholders’ meeting of the Company originally scheduled for December 15, 2009. Bradley M. Tirpak, a Director, and another shareholder of the Company, were the members of the Committee.

During the fiscal year ended June 30, 2010, the Company incurred professional fees of approximately $730,000 in connection with legal services rendered to the Company by Lurio & Associates, P.C., a law firm of which Douglas M. Lurio, a Director, is President. Of such professional fees, approximately $230,000 was attributable to the proxy contest and related litigation.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is that all related party transactions, which are required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, are to be reviewed and approved by the Audit Committee for any possible conflicts of interest. This policy is evidenced in the Charter of the Audit Committee of the Board of Directors of the Company.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Shareholder  proposals  submitted  pursuant to Rule  14a-8  under  the Exchange Act for inclusion in the Company’s  proxy  statement for its 2012 Annual  Meeting of  Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than January 17, 2012, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2012 Annual Meeting shall be changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

If a shareholder who wishes to present a proposal at the 2012 Annual Meeting but does not intend to have such proposal included in the Company’s proxy statement, and such proposal is properly brought before the 2012 Annual Meeting, then under the Rule 14a-4 under the Exchange Act, the proxies solicited by management with respect to the 2012 Annual Meeting will confer discretionary voting authority with respect to the proposal if the shareholder has not provided notice of the proposal by April 1, 2012 (or if the date of the meeting has changed more than 30 days from the prior year, a reasonable time before the Company sends its proxy materials). The persons designated in the Company’s proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

In addition to the SEC’s proxy rules, our Bylaws provide certain requirements that must be met for business (including nomination of directors) to be properly brought before an annual meeting of shareholders. Under the Company’s Bylaws, for shareholder proposals to be properly brought before an annual meeting by a shareholder, a shareholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of (i) the 60th day prior to the annual meeting, or (ii) the 10th day following (x) the date on which public announcement of the date of the meeting is first made by the corporation or (y) the date notice of the meeting is first mailed to shareholders.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Company may satisfy SEC rules regarding delivery of the proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold shares as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact us at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, or phone number, 610-989-0340. If your shares are held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

ANNUAL REPORT ON FORM 10-K

The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010 has been mailed with this Proxy Statement. In addition, we will provide without charge to any shareholder, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as filed with the Securities and Exchange Commission, including the financial statements and exhibits to the Form 10-K. Requests for copies of the Form 10-K should be directed to Investor Relations Department, USA Technologies, Inc., Suite 140, 100 Deerfield Lane, Malvern, Pennsylvania 19355.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.usatech.com.

By Order of the Board of Directors,

May 16, 2011	/s/ George R. Jensen, Jr.
GEORGE R. JENSEN, JR.
Chairman and Chief Executive Officer

APPENDIX “A”

USA TECHNOLOGIES, INC.
2011 STOCK INCENTIVE PLAN

1.             Purpose. The purpose of the USA Technologies, Inc. 2011 Stock Incentive Plan is to provide an incentive to Employees, Consultants and Directors of the Company who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company’s welfare, and to aid in gaining the services of Employees, Consultants and Directors of outstanding ability who will contribute to the Company’s success.

2.             Definitions.

2.1            "Award" means an award of Stock under the Plan.
2.2            "Board" means the Board of Directors of USA.
2.3            "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any successor to such section.
2.4            "Committee" means the committee designated by the Board to administer the Plan under Section 4; provided, however, that if an Award is to be made to an Employee who is an executive officer of USA or to a Director of USA, the term “Committee” shall mean the compensation committee of USA and any award to be made to any such executive officer or Director shall be recommended by the compensation committee and approved by the Directors of USA.
2.5            "Common Stock" means USA common stock, no par value per share, or such other class or kind of shares of capital stock or other securities as may result from the application of Section 7 hereof.
2.6            "Company" means USA and any successor thereof.
2.7            "Consultant" means a consultant retained to provide bona fide services to, and who is not an employee of USA.
2.8            "Director" means each director of USA who is not an employee of USA.
2.9            "Employee" means an officer or employee of the Company including a director who is such an employee.
2.10          "Fair Market Value" means, on any given date, the mean between the high and low prices of actual sales of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date, or, if the Common Stock was not so listed, the average closing bid price of the stock for each of the five trading days prior to such date.
2.11          "Holder" means an Employee, Director or Consultant to whom an Award is made.
2.12          "USA" means USA Technologies, Inc., a Pennsylvania corporation and any successor thereto.
2.13          "1933 Act" means the Securities Act of 1933, as amended.
2.14          "Plan" means the USA 2011 Stock Incentive Plan herein set forth, as amended from time to time.
2.15          "Stock" means Common Stock awarded by the Committee under Section 6 of the Plan.
2.16          "SEC" means the United States Securities and Exchange Commission.
2.17          “Stock Award Agreement” means a Stock Award Agreement evidencing an Award granted under the Plan.

3.             Eligibility. Any Employee, Director or Consultant is eligible to receive an Award.

4.             Administration of Plan.

4.1            The Plan shall be administered and interpreted by the Committee, which shall have full authority to act in selecting Employees, Directors and Consultants to whom Awards will be made, in determining the type and amount of Awards to be granted to each such Holder, the terms and conditions of Awards and the terms of agreements which will be entered into with Holders in connection with Awards. The Committee shall be appointed by the Board and shall have at least one member and shall act unanimously in all matters.
4.2            The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Award is made.
4.3            The Committee shall have the power to adopt regulations for carrying out the Plan and to make such changes in such regulations as it shall from time to time deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend any existing Award in order to carry out the purposes of the Plan so long as such amendment does not deprive the Holder of any benefit granted by the Award and so long as the amended Award comports with the terms of the Plan. Amendments adverse to the interests of the Holder must be approved by the Holder. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Plan participants.

5.             Shares of Stock Subject to the Plan.

5.1            Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 300,000 shares.
5.2            Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.             Stock.

An Award of Stock is a grant by the Company of a specified number of shares of Common Stock to the Holder, which shares may be subject to forfeiture upon the happening of specified events. Such an Award may be subject to the following terms and conditions:
6.1            An Award of Stock may be evidenced by a Stock Award Agreement. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.
6.2            Upon determination of the number of shares of Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner.
6.3            The Committee may condition the grant of an Award of Stock upon the Holder’s achievement of one or more performance goal(s) specified in the Stock Award Agreement. If the Holder fails to achieve the specified performance goal(s), the Committee shall not grant the Stock to the Holder, or the Holder shall forfeit the Award of Stock and the Common Stock shall be forfeited to the Company.
6.4            The Stock Award Agreement, if any, shall specify the performance, employment or other conditions (including termination of employment on account of death, disability, retirement or other cause) under which the Stock may be forfeited to the Company.
6.5            The Stock Award Agreement may also contain (a) an agreement not to compete with the Company and its subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Holder’s employment with or affiliation with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Holder; and (c) an agreement to retain the confidentiality of certain information.

7.             Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of USA affecting the Common Stock, or any distribution to shareholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan as it determines appropriate. No fractional shares of stock shall be issued pursuant to such an adjustment, but an amount equivalent to the portion of Fair Market Value attributable to any such fractional shares shall, where appropriate, be paid in cash to the Holder.

8.             Termination and Amendment. The Plan shall remain in full force and effect until terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

9.             Form S-8.

9.1            Promptly upon the approval of this Plan by the Board of Directors of USA and the shareholders, the Company shall, at its cost and expense, register all of the Stock under the 1933 Act pursuant a to Form S-8 registration statement.
9.2            Notwithstanding anything else set forth herein, an Award shall not be made to any Director, Consultant or Employee unless such person is eligible to receive Stock which has been registered under a Form S-8 registration statement. In this regard, any Stock issuable to a Consultant or Director shall be issued to an individual who provided bona fide services to USA and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for USA’s securities.
9.3            In connection with the issuance of any Stock pursuant to the Plan, USA shall at its expense, use its best efforts to have any such Stock exempted from the registration requirements under applicable state securities laws.
9.4            The documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement, and any additional information about the Company, the Plan and the Plan administrators may be obtained, without charge, upon written request made to the Company at 100 Deerfield Lane, Suite 140, Malvern, PA 19355, Attn: Stephen P. Herbert, President, or by calling 610-989-0340.

10.           General Provisions.

10.1          The Plan shall become effective upon its approval by the Board, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders held on June 13, 2011, and any adjournment or postponement thereof.
10.2          Nothing contained in the Plan, or an Award granted pursuant to the Plan, shall confer upon an Employee any right with respect to continuance of employment by the Company or upon any Director or Consultant any right with respect to continuance of Board service or the consulting arrangement (as the case may be), nor interfere in any way with the right of the Company to terminate such relationships at any time.
10.3          Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. Stock Award Agreements evidencing Awards may contain appropriate provisions to effect withholding, including providing for the withholding of Stock by USA otherwise deliverable to a Holder having a Fair Market Value equal to the minimum amount required to be withheld by the Company. The Plan is not qualified under Section 401(a) of the Code.
10.4          To the extent that federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the Commonwealth of Pennsylvania and construed accordingly.

Dated: March 25, 2011

USA TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS -
ANNUAL MEETING OF SHAREHOLDERS - June 13, 2011

The undersigned, revoking all prior proxies, hereby appoint(s) George R. Jensen, Jr., and Stephen P. Herbert, or either of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on April 14, 2011, at the Annual Meeting of Shareholders to be held on June 13, 2011, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

USA TECHNOLOGIES, INC.

June 13, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access  “www.voteproxy.com”  and  follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER

TELEPHONE -
Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online or by telephone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K are available at – http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591

”	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.	”

¢20830300000000000000 8	121509

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒
			FOR	AGAINST	ABSTAIN
1. Election of Directors of Class I:		2. Ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2011.	☐	☐	☐

		3. Approval of 2011 Stock Incentive Plan	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	mSteven D. Barnhart mJack E. Price mPeter A. Michel
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no contrary direction is made, this proxy will be voted "FOR" all of the proposals set forth herein, including all the nominees listed in Item 1 (or, if any such nominees should be unable to accept such nomination, for such other substitute person or persons as may be recommended by the Board of Directors), and in accordance with the proxies' best judgment upon other matters properly coming before the Annual Meeting and any adjournments thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜		IF YOU SIGN THIS PROXY WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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